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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-26680 and No. 33-53196) pertaining to the Whirlpool Corporation 401(k) Plan of our report dated April 18, 2003, with respect to the financial statements and supplemental schedule of the Whirlpool 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                                           /s/ Ernst & Young LLP
Chicago, Illinois                                           Ernst & Young LLP
June 16, 2003